August 7, 2002

Avnet, Inc. Reports Fourth Quarter and Fiscal Year 2002 Results

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today reported net income from continuing operations before special items of $0.7 million, or $0.01 per fully diluted share, on revenues of $2.14 billion for its fiscal fourth quarter ended June 28, 2002. Net income from continuing operations, before special items, for the fourth quarter of fiscal 2001 was $5.7 million, or $0.05 per share, on revenues of $2.54 billion. Including special items outlined below, Avnet reported a net loss from continuing operations for the fourth quarter of 2002 of $61.4 million, or $0.51 per share on a fully diluted basis, as compared with the previous fiscal 2001 fourth quarter loss from continuing operations of $231.0 million or $1.96 per fully diluted share.

Total special charges during the fourth quarter of fiscal 2002 amounted to $79.6 million pre-tax ($21.6 million included in cost of sales and $58.0 million included in operating expenses) and $62.1 million after-tax. Special items reported for the fourth quarter of fiscal 2002 included the impact of incremental charges related to the value of assets acquired in connection with the acquisition of Kent Electronics, the write-down of investments in Internet-related businesses, and severance costs. The impact on diluted earnings per share was $0.52 for the fourth quarter and the full fiscal year.

Commenting on Avnet’s results from operations, Roy Vallee, Avnet’s Chairman and CEO stated, “We are pleased to see a return to profitability before special items in our fiscal fourth quarter, despite experiencing a second consecutive quarterly decline in sales. In addition, fourth quarter revenues were down over $390 million year over year, and yet our team managed their way to profitability. This is a reflection of our global team’s ability to manage through this difficult market environment.”

Avnet reported that revenues from microprocessors and disk drives sold into the PC-Builder market declined by approximately $100 million on a sequential quarterly basis due primarily to substantial excess inventories in the white-box PC manufacturing supply chain. These revenue declines were offset by slight growth in the sales of electronic components, enterprise computing products, and embedded systems into the non-PC OEM market, leaving Company-wide revenues down by approximately $70 million sequentially. Enterprise gross profit margins improved sequentially for the second quarter in a row. The Company reported that, excluding special charges, it reduced operating expenses further during the fourth quarter bringing the total annualized reduction of operating expenses to approximately $300 million since December 2000. Driven by cash generated through working capital reductions during the June 2002 quarter, Avnet reduced debt by approximately $150 million, including amounts outstanding under its asset securitization program as debt. Since the end of December 2000, excluding the impact of its accounts receivable securitization program, Avnet has reduced debt by approximately $1.5 billion.

Looking forward to the September quarter, Avnet anticipates it will experience the typical seasonality that accompanies the summer quarter. Based upon the anticipated mix in business revenues, sales and earnings are expected to be roughly flat compared to the June 2002 quarter. Beyond the September quarter, Mr. Vallee stated, “We anticipate that the December 2002 quarter will yield improved financial results, due primarily to the historic seasonal strength that normally accompanies our computing businesses. After that, we expect to see gradual improvements in the technology markets we serve.”

Mr. Vallee concluded his remarks by stating: “It is our intent to file the CEO and CFO certifications required by the SEC and the Sarbanes-Oxley Act by the required due date, which is the date Avnet files its Form 10-K for fiscal 2002 which is due on or before September 26, 2002.”

For the full fiscal year 2002 ended June 28, 2002, Avnet reported revenues of $8.92 billion as compared with $12.81 billion in fiscal 2001. For the full fiscal year 2002, Avnet reported a net loss from continuing operations, before special items, of $22.3 million or $0.19 per fully diluted share. Including special items and the cumulative effect of change in accounting principle discussed below, the Company reported a loss of $664.9 million, or $5.61 per share on a diluted basis. For the fiscal year 2001, the Company reported net income from continuing operations before special items of $236.8 million or $1.99 per fully diluted share. Including special items and income from discontinued operations, the Company reported net income of $15.4 million or $0.13 per fully diluted share.

The Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets” on June 30, 2001, the first day of fiscal 2002. Therefore, the amortization of goodwill was suspended effective on that date. The Company also performed its transitional impairment analysis of goodwill as of June 30, 2001, as required by SFAS 142. This analysis yielded an impairment charge of $580.5 million with a corresponding reduction in the book value of goodwill in the Company’s EM and CM operations in Europe and Asia. The Company also completed its annual impairment analysis of the remaining goodwill as of March 29, 2002, the first day of its fiscal fourth quarter, which yielded no additional charge.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, failure to obtain and retain expected synergies from newly acquired businesses, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2001 and the most recent quarterly report on Form 10-Q. Avnet is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Please feel free to visit Avnet’s Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

AVNET, INC.
(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1) (2)	FOURTH QUARTERS ENDED

	JUNE 28,	JUNE 29,
	2002 (1) (3)	2001 (2) (3)	% CHANGE

Sales	$2,144.8	$2,537.8	(15%)

Loss from continuing operations before income taxes	(77.9)	(315.6)	75%

Loss from continuing operations	(61.4)	(231.0)	73%

Loss per share from continuing operations:

Basic	($0.51)	($1.96)	74%

Diluted	($0.51)	($1.96)	74%

EXCLUDING SPECIAL ITEMS	FOURTH QUARTERS ENDED

	JUNE 28,	JUNE 29,
	2002 (3)	2001 (3)	% CHANGE

Sales	$2,144.8	$2,537.8	(15%)

Income from continuing operations before income taxes	1.7	11.9	(86%)

Income from continuing operations	0.7	5.7	(88%)

Earnings per share from continuing operations:

Basic	$0.01	$0.05	(80%)

Diluted	$0.01	$0.05	(80%)

(1)	Fiscal 2002 fourth quarter results shown above include the impact of incremental special charges related to the value of assets acquired in connection with the acquisition of Kent Electronics, which was accounted for as a “Pooling-of- Interests”, the impairment of investments in Internet-related businesses and severance costs. The special charges amounted to $79.6 million pre-tax ($21.6 million included in cost of sales and $58.0 million included in operating expenses) and $62.1 million after-tax. The impact on diluted earnings per share was $0.52 for the fourth quarter.

(2)	Fiscal 2001 fourth quarter results shown above include the impact of incremental special charges related to the acquisition and integration of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, and other integration, restructuring and cost cutting initiatives taken in response to business conditions. The special charges amounted to $327.5 million pre-tax ($80.6 million included in cost of sales and $246.9 million included in operating expenses) and $236.7 million after-tax. The impact on diluted earnings per share was $2.01 for the fourth quarter.

(3)	Effective as of the beginning of fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which requires, among other things, that goodwill no longer be amortized. Had last year’s results also excluded the amortization of goodwill, the fourth quarter net income for fiscal 2001 would have been higher by $8.7 million ($0.07 per share).

The above earnings are from continuing operations only. Information on discontinued operations and the impairment of goodwill under SFAS 142 can be found on the attached statements of operations.

AVNET, INC.
(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1) (2)	FISCAL YEARS ENDED

	JUNE 28,	JUNE 29,
	2002 (1) (3)	2001 (2) (3)	% CHANGE

Sales	$8,920.2	$12,814.0	(30%)

Income (loss) from continuing operations before income taxes	(120.8)	87.3	(238%)

Income (loss) from continuing operations	(84.4)	0.1	—

Earnings (loss) per share from continuing operations:

Basic	($0.71)	—	—

Diluted	($0.71)	—	—

EXCLUDING SPECIAL ITEMS	FISCAL YEARS ENDED

	JUNE 28,	JUNE 29,
	2002 (3)	2001 (3)	% CHANGE

Sales	$8,920.2	$12,814.0	(30%)

Income (loss) from continuing operations before income taxes	(41.2)	414.7	(110%)

Income (loss) from continuing operations	(22.3)	236.8	(109%)

Earnings (loss) per share from continuing operations:

Basic	($0.19)	$2.02	(109%)

Diluted	($0.19)	$1.99	(110%)

(1)	Fiscal 2002 results shown above include the impact of incremental special charges related to the value of assets acquired in connection with the acquisition of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, the impairment of investments in Internet-related businesses and severance costs. The special charges amounted to $79.6 million pre-tax ($21.6 million included in cost of sales and $58.0 million included in operating expenses) and $62.1 million after-tax. The impact on diluted earnings per share was $0.52 for the year.

(2)	Fiscal 2001 results shown above include the impact of incremental special charges related to the acquisition and integration of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, and other integration, restructuring and cost cutting initiatives taken in response to business conditions. The special charges amounted to $327.5 million pre-tax ($80.6 million included in cost of sales and $246.9 million included in operating expenses) and $236.7 million after-tax. The impact on diluted earnings per share was $1.99 for the year.

(3)	Effective as of the beginning of fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which requires, among other things, that goodwill no longer be amortized. Had last year’s results also excluded the amortization of goodwill, net income for fiscal 2001 would have been higher by $33.1 million ($0.28 per share).

The above earnings are from continuing operations only. Information on discontinued operations and the impairment of goodwill under SFAS 142 can be found on the attached statements of operations.

AVNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS EXCEPT PER SHARE DATA)

INCLUDING SPECIAL ITEMS (1) (2)	FOURTH QUARTERS ENDED		FISCAL YEARS ENDED

	JUNE 28,	JUNE 29,	JUNE 28,	JUNE 29,
	2002 (1) (3)	2001 (2) (3)	2002 (1) (3)	2001 (2) (3)

Sales	$2,144,752	$2,537,755	$8,920,248	$12,814,010

Cost of sales	1,862,105	2,225,323	7,697,434	10,948,484

Gross profit	282,647	312,432	1,222,814	1,865,526

Operating expenses	336,074	590,058	1,225,799	1,611,874

Operating income (loss)	(53,427)	(277,626)	(2,985)	253,652

Other income, net	2,005	8,397	6,755	25,495

Interest expense	(26,451)	(46,328)	(124,583)	(191,895)

Income (loss) from continuing operations before income taxes	(77,873)	(315,557)	(120,813)	87,252

Income taxes	(16,472)	(84,521)	(36,377)	87,155

Income (loss) from continuing operations	(61,401)	(231,036)	(84,436)	97

Income (loss) from discontinued operations, net of income taxes	—	(5,111)	—	15,305

Income (loss) before cumulative effect of change in accounting principle	(61,401)	(236,147)	(84,436)	15,402

Cumulative effect of change in accounting principle	—	—	(580,495)	—

Net income (loss)	($61,401)	($236,147)	($664,931)	$15,402

Earnings (loss) per share from continuing operations:

Basic	($0.51)	($1.96)	($0.71)	—

Diluted	($0.51)	($1.96)	($0.71)	—

Earnings (loss) per share before cumulative effect of change in accounting principle, net:

Basic	($0.51)	($2.01)	($0.71)	$0.13

Diluted	($0.51)	($2.01)	($0.71)	$0.13

Net earnings (loss) per share:

Basic	($0.51)	($2.01)	($5.61)	$0.13

Diluted	($0.51)	($2.01)	($5.61)	$0.13

Shares used to compute earnings (loss) per share:

Basic	119,397	117,697	118,561	117,263

Diluted	119,397	117,697	118,561	118,815

(1)	Fiscal 2002 fourth quarter and entire year results shown above include the impact of incremental special charges related to the value of assets acquired in connection with the acquisition of Kent Electronics, which was accounted for as a “Pooling-of- Interests”, the impairment of investments in Internet-related businesses and severance costs. The special charges amounted to $79.6 million pre-tax ($21.6 million included in cost of sales and $58.0 million included in operating expenses) and $62.1 million after-tax. The impact on diluted earning per share was $0.52 for the fourth quarter and the year.

(2)	Fiscal 2001 fourth quarter and entire year results shown above include the impact of incremental special charges related to the acquisition and integration of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, and other integration, restructuring and cost cutting initiatives taken in response to business conditions. The special charges amounted to $327.5 million pre-tax ($80.6 million included in cost of sales and $246.9 million included in operating expenses) and $236.7 million after-tax. The impact on diluted earning per share was $2.01 for the fourth quarter and $1.99 for the year.

(3)	Effective as of the beginning of fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which requires, among other things, that goodwill no longer be amortized. Had last year’s results also excluded the amortization of goodwill, the fourth quarter and total year net income for fiscal 2001 would have been higher by $8.7 million ($0.07 per share) and $33.1 million ($0.28 per share), respectively.

AVNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS EXCEPT PER SHARE DATA)

EXCLUDING SPECIAL ITEMS (1) (2)	FOURTH QUARTERS ENDED		FISCAL YEARS ENDED

	JUNE 28,	JUNE 29,	JUNE 28,	JUNE 29,
	2002 (1) (3)	2001 (2) (3)	2002 (1) (3)	2001 (2) (3)

Sales	$2,144,752	$2,537,755	$8,920,248	$12,814,010

Cost of sales	1,840,505	2,144,727	7,675,834	10,867,888

Gross profit	304,247	393,028	1,244,414	1,946,122

Operating expenses	278,051	343,169	1,167,776	1,364,985

Operating income	26,196	49,859	76,638	581,137

Other income, net	2,005	8,397	6,755	25,495

Interest expense	(26,451)	(46,328)	(124,583)	(191,895)

Income (loss) from continuing operations before income taxes	1,750	11,928	(41,190)	414,737

Income taxes	1,067	6,272	(18,838)	177,948

Income (loss) from continuing operations	683	5,656	(22,352)	236,789

Income (loss) from discontinued operations, net of income taxes	—	(5,111)	—	15,305

Income (loss) before cumulative effect of change in accounting principle	683	545	(22,352)	252,094

Cumulative effect of change in accounting principle	—	—	(580,495)	—

Net income (loss)	$683	$545	($602,847)	$252,094

Earnings (loss) per share from continuing operations:

Basic	$0.01	$0.05	($0.19)	$2.02

Diluted	$0.01	$0.05	($0.19)	$1.99

Earnings (loss) per share before cumulative effect of change in accounting principle, net:

Basic	$0.01	—	($0.19)	$2.15

Diluted	$0.01	—	($0.19)	$2.12

Net earnings (loss) per share:

Basic	$0.01	—	($5.09)	$2.15

Diluted	$0.01	—	($5.09)	$2.12

Shares used to compute earnings (loss) per share:

Basic	119,397	117,697	118,561	117,263

Diluted	119,397	117,697	118,561	118,815

(1)	Fiscal 2002 fourth quarter and entire year results shown above exclude the impact of incremental special charges related to the value of assets acquired in connection with the acquisition of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, the impairment of investments in Internet-related businesses and severance costs. The special charges amounted to $79.6 million pre-tax ($21.6 million included in cost of sales and $58.0 million included in operating expenses) and $62.1 million after-tax. The impact on diluted earning per share was $0.52 for the fourth quarter the year.

(2)	Fiscal 2001 fourth quarter and entire year results shown above exclude the impact of incremental special charges related to the acquisition and integration of Kent Electronics, which was accounted for as a “Pooling-of-Interests”, and other integration, restructuring and cost cutting initiatives taken in response to business conditions. The special charges amounted to $327.5 million pre-tax ($80.6 million included in cost of sales and $246.9 million included in operating expenses) and $236.7 million after-tax. The impact on diluted earning per share was $2.01 for the fourth quarter and $1.99 for the year.

(3)	Effective as of the beginning of fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which requires, among other things, that goodwill no longer be amortized. Had last year’s results also excluded the amortization of goodwill, the fourth quarter and total year net income for fiscal 2001 would have been higher by $8.7 million ($0.07 per share) and $33.1 million ($0.28 per share), respectively.

AVNET, INC.
CONSOLIDATED BALANCE SHEETS
(THOUSANDS)

	JUNE 28,	JUNE 29,
	2002 (1)	2001 (1)

Assets:

Current assets:

Cash and cash equivalents	$159,234	$97,279

Receivables	1,374,017	1,629,566

Inventories	1,417,305	1,917,044

Other	224,751	103,600

Total current assets	3,175,307	3,747,489

Property, plant & equipment	349,924	417,159

Goodwill	844,597	1,404,863

Other assets	312,126	294,637

Total assets	4,681,954	5,864,148

Less liabilities:

Current liabilities:

Borrowings due within one year	59,309	1,302,129

Accounts payable	891,234	853,196

Accrued expenses and other	326,293	414,740

Total current liabilities	1,276,836	2,570,065

Long-term debt, less due within one year	1,565,836	919,493

Other long-term liabilities	34,772	—

Total liabilities	2,877,444	3,489,558

Shareholders’ equity	$1,804,510	$2,374,590

(1)	The Company has an accounts receivable securitization program whereby it sells an interest in a pool of its trade accounts receivable. The purpose of the program is to provide the Company with an additional source of liquidity at interest rates more favorable than it could receive through other forms of financing. At June 28, 2002 and June 29, 2001, the Company had sold $200.0 million and $350.0 million, respectively, of receivables under the program. This is reflected as a reduction of receivables, with the proceeds used to pay down debt, in the above balance sheet.

AVNET, INC.
SEGMENT INFORMATION
(MILLIONS)

	FOURTH QUARTERS ENDED		FISCAL YEARS ENDED

	JUNE 28,	JUNE 29,	JUNE 28,	JUNE 29,
SALES	2002	2001	2002	2001

Electronics Marketing	$1,216.6	$1,553.9	$4,841.9	$8,286.6

Computer Marketing	570.9	619.7	2,399.3	2,855.6

Applied Computing	357.3	364.2	1,679.1	1,671.8

Consolidated	$2,144.8	$2,537.8	$8,920.3	$12,814.0

OPERATING INCOME (LOSS)

Electronics Marketing	$18.1	$41.5	$22.7	$532.4

Computer Marketing	19.0	14.7	63.0	86.4

Applied Computing	(2.2)	17.0	42.8	63.9

Headquarters	(8.7)	(23.3)	(51.9)	(101.5)

Consolidated Before Special Items	26.2	49.9	76.6	581.2

Special Items	(79.6)	(327.5)	(79.6)	(327.5)

Consolidated	($53.4)	($277.6)	($3.0)	$253.7